Exhibit 2.3

Execution version

ASM INTERNATIONAL N.V.

EUR 150,000,000 6.5 PER CENT. SENIOR UNSECURED CONVERTIBLE BONDS

DUE 2014

TRUST DEED

THIS TRUST DEED is made on 6 November 2009

BETWEEN:

(1)	ASM INTERNATIONAL N.V., a company organised under the laws of The Netherlands as a public limited liability company with its principal offices at Versterkerstraat 8, 1322 Almere, PO Box 60165, 1320 AE Almere, The Netherlands (the “Issuer”); and

(2)	CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)	The Issuer has authorised the creation and issue of €150,000,000 in aggregate principal amount of 6.5 per cent. Senior Unsecured Convertible Bonds due 2014 convertible into new or existing ordinary shares in the share capital of the Issuer (the “Ordinary Shares”) to be constituted in relation to this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

“Agency Agreement” means the paying, conversion and transfer agency agreement appointing the initial Agents and any other agreement for the time being in force appointing Successor agents, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements.

“Agents” means each Paying, Conversion and Transfer Agent, the Registrar or any of them.

“Alternative Stock Exchange” means at any time, in the case of the Ordinary Shares, if they are not at that time listed and traded on Euronext, the principal stock exchange or securities market on which the Ordinary Shares are then listed or admitted to trading or dealt in.

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed.

“Auditors” means the auditors for the time being of the Issuer or, in the event of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in The Netherlands as may be nominated in writing by the Issuer and approved by the Trustee for the purpose.

“Authorised Signatory” means any director or any other person or persons notified to the Trustee by any director as being an Authorised Signatory pursuant to Clause 5.17 (Authorised Signatories).

“Bond Certificate” means the Original Bond Certificate and any other bond certificate representing Further Bonds or any of them.

“Bondholder” means an Original Bondholder or a person in whose name a Further Bond is registered in the Register (or in the case of joint holders, the first named thereof).

“Bonds” means the Original Bonds and the Further Bonds constituted in relation to this Trust Deed in or substantially in the form set out in Schedule 1 (Form of Original Global Bond Certificate) and Part A of Schedule 2 (Form of Original Individual Bond Certificate), and for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Bonds issued pursuant to Condition 12 (Replacement of Bonds).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg.

“Conditions” means, in relation to the Original Bonds, the terms and conditions to be endorsed on the Original Bond Certificates, in the form or substantially in the form set out in Part B of Schedule 2 (Terms and Conditions of the Bonds), and, in relation to any Further Bonds, the terms and conditions endorsed on the related Certificates in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Original Bonds accordingly and any reference in this Trust Deed to a particular numbered Condition in relation to any Further Bonds shall be construed as a reference to the provision (if any) in the Conditions of such Further Bonds which corresponds to the particular numbered Condition of the Original Bonds.

“Euro”, “EUR” or “€” denotes the single currency of the member states of the European Communities that adopt or have adopted the euro as their lawful currency under the legislation of the European Community for Economic and Monetary Union.

“Euroclear” means Euroclear Bank S.A./N.V.

“Euronext” means Euronext Amsterdam by NYSE Euronext, the regulated market of Euronext Amsterdam N.V.

“Event of Default” means any one of those circumstances described in Condition 9 (Events of Default).

“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Bondholders).

“Further Bonds” means any bonds of the Issuer constituted in relation to a deed supplemental to this Principal Trust Deed pursuant to Clause 2.3 (Further Issues) and for the time being outstanding or, as the context may require, a specific number thereof.

“Global Bond Certificate” means the Original Global Bond Certificate and any other global bond certificates representing the Further Bonds or any of them.

“Individual Bond Certificate” means the Original Individual Bond Certificate and any other individual bond certificates representing the Further Bonds or any of them.

“Joint Lead Managers” means Coöperative Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabo Securities) and Morgan Stanley and Co. International pic.

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

“Original Bond Certificate” means any Original Global Bond Certificate or Original Individual Bond Certificate and includes any replacement Bond Certificate issued pursuant to Condition 12 (Replacement of Bonds).

“Original Bondholder” and (in relation to a Bond) “holder” means a person in whose name an Original Bond is registered in the register of Bondholders thereof.

“Original Bonds” means the unsecured bonds in denominations of €50,000 in registered form, each comprising the €150,000,000 6.5 per cent. Senior Unsecured Convertible Bonds due 2014 constituted in relation to this Trust Deed to be represented by a Bond Certificate or Bond Certificates, in or substantially in the form set out in Schedule 1 (Form of Original Global Bond Certificate) and Part A of Schedule 2 (Form of Original Individual Bond Certificate), and for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Original Bonds issued pursuant to Condition 12 (Replacement of Bonds) and (except for the purposes of Clause 3.3 (Signature)) the Original Global Bond Certificate for so long as it has not been exchanged in accordance with the terms thereof.

“Original Global Bond Certificate” means the original global bond certificate representing the Bonds to be issued pursuant to Clause 3.1 (Global Bond Certificate) in the form or substantially in the form set out in Schedule 1 (Form of Original Global Bond Certificate).

“Original Individual Bond Certificate” means any individual bond certificate representing a Bondholder's entire holding of Bonds, in or substantially in the form set out in Part A of Schedule 2 (Form of Original Individual Bond Certificate).

“outstanding” means, in relation to the Bonds, all the Bonds other than:

(a)	those which have been redeemed in accordance with this Trust Deed;

(b)	those in respect of which Conversion Rights have been exercised and the obligations of the Issuer in relation thereto duly performed;

(c)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to such date for redemption) have been duly paid to the Trustee or the Paying, Conversion and Transfer Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Bondholders in accordance with Condition 16 (Notices)) and remain available for payment in accordance with the Conditions;

(d)	those which have been purchased and surrendered for cancellation as provided in Condition 6 (Redemption and Purchase) and notice of the cancellation of which has been given to the Trustee; and

(e)	those in respect of which claims for principal have become void under Condition 11 (Prescription).

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of Bondholders;

(ii)	the determination of how many and which Bonds are for the time being outstanding for the purposes of Clauses 7.1 (Legal Proceedings) and 6.1 (Modification and Waiver), Condition 2 (Negative Pledge), Condition 6(b) (Redemption and Purchase - Redemption at the Option of the Issuer), Condition 9 (Events of Default), Condition 13 (Meetings of Bondholders, Modification and Waiver, Substitution), Condition 14 (Enforcement) and Schedule 3 (Provisions for Meetings of Bondholders); and

(iii)	any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Bondholders or any of them;

those Bonds (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary) for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

“Paying, Conversion and Transfer Agent” means in relation to the Bonds any institution at its respective Specified Office appointed as paying, conversion and transfer agent pursuant to the relevant Agency Agreement and/or, if applicable, any Successor paying, conversion and transfer agent in relation to such Bonds at its respective Specified Office, and together with the Principal Paying, Conversion and Transfer Agent, the “Paying, Conversion and Transfer Agents”.

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 9 (Events of Default) become an Event of Default.

“Principal Paying, Conversion and Transfer Agent” means in relation to the Bonds the institution at its respective Specified Office initially appointed pursuant to the relevant Agency Agreement and/or, if applicable, any Successor principal paying, conversion and transfer agent in relation to such Bonds at its respective Specified Office.

“Principal Subsidiary” has the meaning given to it in the Conditions.

“Register” means the register maintained by the Registrar at its Specified Office.

“Registrar” means, in relation to the Bonds of any relevant series the institution at its Specific Office initially appointed as registrar in relation to such Bonds pursuant to the relevant Agency Agreement or, if applicable, any Successor registrar in relation to such Bonds at its Specific Office.

“Repay” shall include “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly.

“Specified Office” means, in relation to any Agent, either the office identified with its name in the Conditions or any other office notified to any relevant parties pursuant to the Agency Agreement.

“Subscription Agreement” means the agreement dated 3 November 2009 between the Issuer and the Joint Lead Managers relating to the issue and subscription of the Bonds.

“Subsidiary” has the meaning provided in Section 2:24a of the Dutch Civil Code.

“Successor” means, in relation to the Agents, such other or further person, as may from time to time be appointed pursuant to the Agency Agreement as an Agent.

“this Trust Deed” means this Principal Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto.

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

“Written Resolution” means a resolution in writing signed by or on behalf of all holders of Bonds who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Trust Deed whether contained in one document or several documents in like form, each signed by or on behalf of one or more such holders of the Bonds.

1.2	Principles of interpretation

In this Trust Deed references to:

1.2.1	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2	Additional amounts: principal and/or interest in respect of the Bonds shall be deemed also to include references to any additional amounts which may be payable under Condition 8 (Taxation);

1.2.3	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.4	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.5	Clauses and Schedules: a Schedule or a Clause or sub clause, paragraph or sub paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub clause, paragraph or sub paragraph hereof respectively;

1.2.6	Principal: principal shall, when applicable, include premium;

1.2.7	Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;

1.2.8	Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

1.2.9	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting persons only shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.

1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

2.	COVENANT TO REPAY

2.1	Covenant to Repay

The Issuer covenants with the Trustee that it will, as and when the Original Bonds or any of them become due to be redeemed or any principal on the Original Bonds or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in Euro in a city in which banks have access to the Target System in immediately available freely transferable funds the principal amount of the Original Bonds or any of them becoming due for redemption or repayment on that date and shall (subject to the provisions of the Conditions) until all such payments (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount of the Original Bonds or any of them outstanding from time to time as set out in the Conditions provided that:

2.1.1	every payment of principal or interest in respect of the Original Bonds or any of them made to the Principal Paying, Conversion and Transfer Agent in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the Original Bondholders in accordance with the Conditions;

2.1.2	if any payment of principal or interest in respect of the Original Bonds or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the Original Bondholders or, if earlier, the seventh day after notice has been given to the Original Bondholders in accordance with the Conditions that the full amount has been received by the Principal Paying, Conversion and Transfer Agent or the Trustee except, in the case of payment to the Principal Paying, Conversion and Transfer Agent, to the extent that there is failure in the subsequent payment to the Original Bondholders under the Conditions; and

2.1.3	in any case where payment of the whole or any part of the principal amount due in respect of any Original Bond is improperly withheld or refused upon due presentation (if so provided for in the Conditions) of the Original Bond Certificate, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Original Bondholders or, if earlier, the seventh day after which notice is given to the Original Bondholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the Original Bondholders provided that on further due presentation thereof (if so provided for in the Conditions) such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 4 (Covenant to comply with Trust Deed and Schedules) on trust for the Original Bondholders.

2.2	Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

2.2.1	by notice in writing to the Issuer, the Principal Paying, Conversion and Transfer Agent and the other Agents require the Principal Paying, Conversion and Transfer Agent and the other Agents or any of them:

(a)	to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Bonds on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Bond Certificates and all sums, documents and records held by them in respect of Bonds on behalf of the Trustee; and/or

(b)	to deliver up all Bond Certificates and all sums, documents and records held by them in respect of Bonds to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

2.2.2	by notice in writing to the Issuer require it to make all subsequent payments in respect of Bonds to or to the order of the Trustee and with effect from the issue of any such notice until such notice is withdrawn, sub clause 2.1.1 to Clause 2.1 (Covenant to Repay), Clause 5.11 (Notification of non-payment) and (so far as it concerns payments by the Issuer) Clause 8.4 (Payment to Bondholders) shall cease to have effect.

2.3	Further Issues

2.3.1	The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Bondholders to create and issue further notes, bonds or debentures howsoever designated either ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so as to form a single series with the Original Bonds and/or Further Bonds of any series or upon such terms as to interest, conversion, redemption and otherwise as the Issuer may at the time of the issue thereof determine.

2.3.2

Any further notes, bonds or debentures howsoever designated created and issued pursuant to the provisions of Clause 2.3.1 shall, if they are to form a single series with the Original Bonds, and/or Further Bonds of any series, be constituted in relation to a deed supplemental to this Principal Trust Deed and in any other case, if the Trustee so agrees, may be so constituted. In any such case the Issuer shall prior to the issue of any such further notes, bonds or debentures, execute and deliver to the Trustee a deed supplemental to this

Principal Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.1 (Covenant to repay) of this Principal Trust Deed in relation to the principal and interest in respect of such further notes, bonds or debentures howsoever designated and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

2.3.3	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Principal Trust Deed and by the Issuer on the duplicate of this Principal Trust Deed.

3.	THE ORIGINAL BONDS

3.1	Global Bond Certificate

The Original Bonds will be represented by the Original Global Bond Certificate in the principal amount of €150,000,000. Interests in the Original Global Bond Certificate shall be exchangeable, in accordance with its terms for Original Individual Bond Certificates.

3.2	The Individual Bond Certificates

The Original Individual Bond Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part A of Schedule 2 (Form of Original Individual Bond Certificate). The Original Bond Certificates will be endorsed with the Conditions.

3.3	Signature

The Original Global Bond Certificate and the Original Individual Bond Certificates will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying, Conversion and Transfer Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised person even if at the time of issue of any Original Bond Certificates he no longer holds that office. Original Bond Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Entitlement to treat holder as owner

The Issuer, the Trustee and any Agent may deem and treat the holder of any Bond Certificate as the absolute owner of such Bond Certificate free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Bond Certificate (whether or not such Bond represented by such Bond Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bond Certificate) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Bonds.

4.	COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES

The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. Until a responsible officer of the Trustee shall have actual knowledge or express knowledge to the contrary, the Trustee shall be entitled to assume no event of default and that the Issuer is observing and performing all its obligations. The Bonds are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Bondholders and all persons claiming through or under them respectively.

5.	COVENANTS BY THE ISSUER

The Issuer covenants with the Trustee that, so long as any of the Bonds remain outstanding, it will:

5.1	Books of account

At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it (to whom the Issuer and/or any relevant Subsidiary has no reasonable objection) free access to the same at all reasonable times and to discuss the same with responsible officers of the Issuer;

5.2	Event of Default

Give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

5.3	Certificate of Compliance

Provide to the Trustee within 10 days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate in the English language, signed by a managing director (bestuurder) of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”), having made all reasonable enquiries, to the best of the knowledge of the Issuer, the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or other matter which would affect the Issuer’s ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

5.4	Financial statements

Send to the Trustee and to the Principal Paying, Conversion and Transfer Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 4 months after the end of each financial year, two copies in the English language of the Issuer’s annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued to the members or holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual issue or publication thereof and procure that the same are made available for inspection by Bondholders at the Specified Offices of the Agents as soon as practicable thereafter;

5.5	Accounts in relation to Principal Subsidiaries

Ensure that such accounts are prepared as may be necessary to determine which subsidiaries are Principal Subsidiaries and procure that the Auditors prepare and deliver to the Trustee at the time of issue to the Trustee of an audited consolidated balance sheet of the Issuer and at any other time within 14 days of a request of the Trustee a certificate or report specifying the Principal Subsidiaries at the date of such balance sheet or request.

5.6	Certificate relating to Principal Subsidiaries

Give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Principal Subsidiary, a certificate by the Auditors to such effect.

5.7	Information

So far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall reasonably require and in such form as it shall reasonably require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 5.3 (Certificate of Compliance)) for the performance of its functions, provided that nothing in this Clause 5.7 (Information) shall limit the ability of the Trustee to require the Issuer to provide a certificate of compliance at any time in accordance with Clause 5.3 (Certificate of Compliance);

5.8	Bonds held by Issuer

Send to the Trustee as soon as reasonably practicable upon being so requested in writing by the Trustee a certificate of the Issuer (signed on its behalf by two Authorised Signatories) setting out the total number of Bonds which at the date of such certificate are held by or for the benefit of the Issuer or any Subsidiary;

5.9	Execution of further Documents

So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

5.10	Notices to Bondholders

Send or procure to be sent to the Trustee not less than three days prior to the date of publication (or such shorter period as may be agreed between the Issuer and the Trustee), for the Trustee’s approval, one copy of each notice to be given to the Bondholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

5.11	Notification of non-payment

Use its best endeavours to procure that the Principal Paying, Conversion and Transfer Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Bonds or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Bonds;

5.12	Notification of late payment

Upon request by the Trustee, in the event of the unconditional payment to the Principal Paying, Conversion and Transfer Agent or the Trustee of any sum due in respect of the Bonds or any of them being made after the due date for payment thereof, forthwith give notice to the Bondholders that such payment has been made;

5.13	Notification of redemption or repayment

Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Bond, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

5.14	Tax or optional redemption

If the Issuer gives notice to the Trustee that it intends to redeem the Bonds pursuant to Condition 6(b) (Redemption and Purchase - Redemption at the Option of the Issuer), Condition 6(c) (Redemption and Purchase - Redemption following non-satisfaction of Conversion Condition) or Condition 6(d) (Redemption and Purchase - Redemption for Taxation Reasons) the Issuer shall, prior to giving such notice to the Bondholders, provide such information to the Trustee as the Trustee reasonably requires in order to satisfy itself of the matters referred to in such Condition;

5.15	Obligations of Agents

Observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement, procure that the Registrar maintains the Register and notify the Trustee immediately it becomes aware of any material breach of such obligations, or failure by an Agent to comply with such obligations, in relation to the Bonds;

5.16	Listing

Use all reasonable endeavours to procure the listing of the Bonds on the official list of the Luxembourg Stock Exchange and admission to trading on the Euro MTF Market of the Luxembourg Stock Exchange within 6 months from the date of this Trust Deed, and thereafter maintain such listing and admission to trading or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such listing and admission to trading is agreed by the Trustee to be unduly burdensome or impractical, use reasonable endeavours to obtain and maintain a listing and admission to trading of the Bonds on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and give notice of the identity of such other stock exchange or exchanges or securities market or markets to the Bondholders;

5.17	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying, Conversion and Transfer Agent) a list of the Authorised Signatories of the Issuer together with certified specimen signatures of the same;

5.18	Payments

Pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder;

5.19	Notice of the end of the Conversion Period

On giving notice to redeem the Bonds pursuant to Condition 6(b) (Redemption and Purchase - Redemption at the Option of the Issuer), Condition 6(c) (Redemption and Purchase - Redemption following non-satisfaction of Conversion Condition) or Condition 6(d) (Redemption and Purchase - Redemption for Taxation Reasons) and six weeks prior to the final expiry of the Conversion Period (assuming no early redemption of the Bonds) give notice to the Bondholders in accordance with the Conditions reminding Bondholders of the Conversion Right then arising or current and stating the then current Conversion Price;

5.20	Notice of Conversion Price adjustment

As soon as practicable after the happening of any event as a result of which the Conversion Price will be adjusted pursuant to this Trust Deed and the Conditions, give notice to the Trustee and the Bondholders in accordance with the Conditions advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date;

5.21	Directors’ Certificate

Upon the happening of an event as a result of which the Conversion Price will be adjusted pursuant to this Trust Deed and the Conditions as soon as reasonably practicable deliver to the Trustee a certificate signed by two Authorised Signatories of the Issuer setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require;

5.22	Expenses upon conversion

Pay the expenses of the issue of, and all expenses of obtaining listing for, Ordinary Shares arising on conversion of the Bonds; and

5.23	No offer to issue or distribute

Not make any offer, issue or distribution or take any action the effect of which would be to reduce the Conversion Price below the par value of the Ordinary Shares, provided always that the Issuer shall not be prohibited from purchasing its Ordinary Shares to the extent permitted by law.

6.	AMENDMENTS AND SUBSTITUTION

6.1	Modification and waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time agree to (i) any modification of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions, which in the opinion of the Trustee is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions, (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions, which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine any Event of Default or a Potential Event of Default should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders promptly in accordance with Condition 16 (Notices); provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 20 per cent, in aggregate principal amount of the Bonds then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 3.

6.2	Substitution

6.2.1	Procedure: The Trustee may. without the consent of the Bondholders, agree to the substitution in place of the Issuer (or of any previous substitute under this Clause) of any other company (hereinafter called the “Substituted Obligor”) as the principal debtor hereunder if:

(a)	a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Bonds and the Agency Agreement with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Trust Deed and the Agency Agreement and on the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);

(b)	the Issuer and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective in relation to the obligations of the Substituted Obligor and comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(c)	unless the Substituted Obligor is the successor in business of the Issuer (or any previous substitute under this Clause) an unconditional and irrevocable guarantee in form and substance satisfactory to the Trustee shall have been given by the Issuer (or such previous substitute being such a successor in business) of the obligations of the Substituted Obligor under this Trust Deed;

(d)	the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Bonds in place of the Issuer (or such previous substitute as aforesaid); (ii) the Issuer (or such previous substitute being such a successor in business) has obtained all governmental and regulatory approvals and consents necessary for any guarantee (referred to in sub clause 6.2.1(c) above) to be fully effective; and (iii) such approvals and consents are at the time of substitution in full force and effect;

(e)

without prejudice to the generality of Clauses 6.2.1(a) to (c) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub division thereof or any authority of or in such territory having power to tax (the “Substituted Territory”) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for the reference in that Condition and Condition 6(d) (Redemption for Taxation Reasons) to the Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Bonds will be interpreted accordingly;

(f)	without prejudice to the rights of reliance of the Trustee under sub-Clause 6.2.4 (Directors’ certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Bondholders;

(g)	the Trustee is provided with legal opinions at the expense of the Issuer addressed to the Trustee and in form and substance satisfactory to the Trustee from counsel of recognised standing in the applicable jurisdictions confirming that the matters set out in Clauses 6.2.1(a), 6.2.1(b), 6.2.1(c) and 6.2.1(d) above have been complied with; and

(h)	the Issuer and the Substituted Obligor shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Bondholders.

6.2.2	Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Bondholders agree to a change of the law from time to time governing the Bonds and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Bondholders;

6.2.3	Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

6.2.4	Directors’ certification: If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause 6);

6.2.5

Interests of Bondholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Bondholders shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Bondholders;

6.2.6	Release of Issuer: Any such agreement by the Trustee pursuant to Clause 6.2.1 (Substitution - Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Bonds and this Trust Deed but without prejudice to its liabilities under any guarantee given pursuant to Clause 6.2.1(c). Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Bondholders; and

6.2.7	Completion of Substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 6) and this Trust Deed, the Bonds and the Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Bonds or in the Agency Agreement to the Issuer shall be deemed to be references to the Substituted Obligor.

7.	ENFORCEMENT

7.1	Legal Proceedings

The Trustee may at any time, at its discretion and without notice, institute such proceedings against the Issuer (including enforcing payment of the Bonds after the Bonds have become due and payable and declaring the Bonds due and payable) as it may think fit to recover any amounts due in respect of the Bonds which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one fifth in principal amount of the outstanding Bonds and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Bondholders. Only the Trustee may enforce the provisions of the Bonds or this Trust Deed and no Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure is continuing.

7.2	Acceleration

The Trustee shall not be obliged to declare the Bonds immediately due and payable unless it has been indemnified or provided with security to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

7.3	Evidence of Default

If the Trustee (or any Bondholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding-up or insolvency of the Issuer under this Trust Deed or under the Bonds, proof therein that as regards any specified Bond the Issuer has made default in paying any principal due in respect of such Bond shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Bonds in respect of which a corresponding payment is then due and for the purposes of the above a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Bond of a different denomination from that in respect of the above specified Bond.

8.	APPLICATION OF MONEYS

8.1	Application of Moneys

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Bonds which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 8.2 (Investment of Moneys)):

8.1.1	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

8.1.2	secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Bonds and all principal moneys due on or in respect of the Bonds; and

8.1.3	thirdly, the balance (if any) in payment to the Issuer.

8.2	Investment of Moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Bonds under Clause 8.1 (Application of Moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Bonds then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

8.3	Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

8.4	Payment to Bondholders

The Trustee shall give notice to the Bondholders in accordance with the Conditions of the date fixed for any payment under Clause 8.1 (Application of Moneys). Any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment, by the Issuer or the Trustee, as the case may be.

8.5	Production of Bond Certificates

Upon any payment under Clause 8.4 (Payment to Bondholders) of principal or interest, the Bond Certificate representing the Bond in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, require the Registrar to make a notation in the Register of the amount and date of payment thereon or, in the case of payment in full, shall cause such Bond Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

9.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

9.1	Reliance on Information

9.1.1

Advice: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

9.1.2	Certificate of directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two managing directors (bestuurders) and/or two Authorised Signatories of the Issuer or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

9.1.3	Certificate of Auditors: a certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and all Bondholders;

9.1.4	Resolution or direction of Bondholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Bondholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Bondholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Bondholders;

9.1.5	Reliance on certification of clearing system: the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Bondholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

9.1.6	Bondholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Bondholders, it shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Bondholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

9.1.7

Trustee not responsible for recitals, statements, warranties or representations of any party: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, recitals, statements, warranties, or representations of any party contained in any transaction document or other document entered into in connection therewith and shall assume the accuracy and correctness thereof or for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any security constituted thereby or pursuant thereto;

9.1.8	No obligation to monitor, the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Bonds or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

9.1.9	No Liability as a result of the delivery of a written approval: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, any Bondholder or any other person as a result of the delivery by the Trustee to the Issuer of a written approval as to material prejudice pursuant to Condition 10 (Undertakings) on the basis of an opinion formed by it in good faith;

9.1.10	Bonds held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 5.8 (Bonds held by Issuer)), that no Bonds are for the time being held by or for the benefit of the Issuer or its Subsidiaries;

9.1.11	Entry on the Register: the Trustee shall not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and may assume for all purposes in relation hereto that any entry on the Register is correct;

9.1.12	Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in the Bonds and under this Trust Deed and no event has happened as a consequence of which any of the Bonds may become repayable;

9.1.13	The Ordinary Shares: The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Ordinary Shares or of any other securities or cash, which may at any time be made available or delivered upon the exercise of any Conversion Right; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Ordinary Shares or to make any payment upon the exercise of any Conversion Right;

9.1.14	Trustee not responsible to investigate the Issuer’s condition: each Bondholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, and the Trustee shall not at any time have any responsibility for the same and no Bondholder shall rely on the Trustee in respect thereof;

9.1.15	Consolidation, amalgamation, etc: the Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder; and

9.1.16	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

9.2	Trustee’s powers and duties

9.2.1	Trustee’s determination: The Trustee may determine whether or not a default in the performance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Bonds is capable of remedy and/or materially prejudicial to the interests of the Bondholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Bondholders, such certificate shall be conclusive and binding upon the Issuer and the Bonds;

9.2.2	Determination of questions: the Trustee as between itself and the Bondholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Bondholders;

9.2.3

Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and unfettered discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. Without limiting the general statement above, the Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power;

9.2.4	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

9.2.5	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Issuer and the Bondholders;

9.2.6	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of any Global Bond Certificate for Individual Bond Certificates or the delivery of any Bond Certificate to the persons entitled to them;

9.2.7	Error of judgment: the Trustee shall not be liable for any error of judgment by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

9.2.8

Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, provided that the Trustee exercises reasonable care in selecting any such person, it shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

9.2.9	Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the prior written consent of the Trustee) as the Trustee may think fit in the interests of the Bondholders and, provided that the Trustee exercises reasonable care in selecting any such person, it shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

9.2.10	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and, provided that the Trustee exercises reasonable care in selecting any such person, it shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

9.2.11	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Bondholder confidential information or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information; and

9.2.12	Expert advice: the Trustee shall engage and consult, at the expense of the Issuer with any legal adviser and professional adviser selected by it and rely upon any advice so obtained and each of its respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in each case in good faith, in accordance with such advice.

9.3	Financial matters

9.3.1

Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and any charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

9.3.2	Illegality; Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation or (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or satisfactory indemnity against, or security for, such risk or liability is not assured to it; and

9.3.3	Trustee may enter into financial transactions with the Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Bondholders or the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

9.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.5	Trustee Liability

Subject to Section 750 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Bonds or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Bonds or the Agency Agreement save in relation to its own negligence, wilful default, bad faith or fraud of which it may be guilty in relation to its duties under this Trust Deed.

9.6	Force Majeure

Notwithstanding anything to the contrary in this Trust Deed or in any other transaction document, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, act of god, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Trustee.

10.	COSTS AND EXPENSES

10.1	Remuneration:

10.1.1	Normal remuneration: So long as any of the Bonds remain outstanding, the Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Upon the issue of any Further Bonds the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Bonds of any series be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Bondholders) up to and including the date when, all the Bonds having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying, Conversion and Transfer Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Bond Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue;

10.1.2	Extra remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them;

10.1.3	Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed;

10.1.4	Failure to agree: In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which sub clause 10.1.1 (Normal remuneration) applies) upon the amount of the remuneration; or

(b)	(in a case to which sub clause 10.1.2 (Extra remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer;

10.1.5	Expenses: The Issuer shall also pay or discharge all costs, charges and expenses incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed;

10.1.6	Indemnity: The Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Trustee, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever other than any tax on its actual net income, profits or gains (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Trust Deed or its usual practice; (b) this Trust Deed and any other transaction documents, or (c) any instruction or other direction upon which the Trustee may rely under this Trust Deed, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the negligence, wilful default, bad faith or fraud of such indemnified party of which it may be guilty in relation to its duties under this Trust Deed. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee or the termination of this Trust Deed;

10.1.7	Payment of amounts due: All amounts due and payable pursuant to sub clauses 10.1.5 (Expenses) and 10.1.6 (Indemnity) shall be payable by the Issuer within seven days of the date of a demand by the Trustee; the rate of interest applicable to such payments shall be two per cent, per annum above the base rate from time to time of Citibank N.A., London branch and interest shall accrue:

(a)	in the case of payments made by the Trustee prior to the date of the demand, from the date of such demand or such later date as specified in such demand;

(b)	in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 10.1.7 (Payment of amounts due) from the due date thereof;

10.1.8	Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 10.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

10.2	Stamp duties

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Bonds, (b) the initial delivery of the Bonds (c) any action taken by the Trustee (or any Bondholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Bonds or this Trust Deed and (d) the execution of this Trust Deed. If the Trustee (or any Bondholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Bonds are taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

10.3	Exchange rate indemnity

10.3.1	Currency of Account and Payment: Euro (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages;

10.3.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

10.3.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

10.4	Indemnities separate

The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Bonds or any other judgment or order. Any such Liability as referred to in Clause 10.3.3 {Indemnity) shall be deemed to constitute a Liability suffered by the Trustee or the relevant Bondholder (as the case may be) and no proof or evidence of any actual Liability shall be required by the Issuer or its liquidator or liquidators.

10.5	Special damages and consequential loss

Notwithstanding any other term or provision of this Trust Deed to the contrary, the Trustee shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profits), whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 10.5 shall survive the termination or expiry of this Trust Deed or the resignation or removal of the Trustee.

11.	APPOINTMENT AND RETIREMENT

11.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and to the Bondholders. The Bondholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

11.2	Co-trustees

Notwithstanding the provisions of Clause 11.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Bondholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

11.2.1	if the Trustee considers such appointment to be in the interests of the Bondholders; or

11.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

11.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

11.3	Attorneys

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

11.4	Retirement of Trustee

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 11.4, the Trustee shall be entitled to procure forthwith a new trustee.

11.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

11.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Bonds.

11.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 11, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

12.	NOTICES

12.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by first class or airmail pre-paid letter or fax) and shall be sent as follows:

12.1.1	Issuer. If to the Issuer, to it at:

ASM International N.V.

Versterkerstraat 8

1322 AP Almere

The Netherlands

Fax:                     +31 (0) 88 100 8830

Attention:            CFO

12.1.2	Trustee: if to the Trustee, to it at:

Citicorp Trustee Company Limited

Citigroup Centre

33 Canada Square

Canary Wharf

London E14 5LB

Fax:                     +44 20 7500 5877

Attention:            Agency & Trust

12.2	Effectiveness

Every notice or other communication sent in accordance with Clause 12.1 shall be effective if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch provided that any such notice or other communication which would otherwise take effect on a non-business day or after 4.00 p.m. on a business day shall not take effect until 10.00 a.m. on the immediately succeeding business day, and any such notice or other communication which would otherwise take effect before 10.00 a.m. on a business day shall not take effect until 10.00 a.m., in each case in the place of the addressee.

13.	LAW AND JURISDICTION

13.1	Governing law

This Trust Deed and the Bonds and all non-contractual obligations arising out of or in connection with them are governed by English law.

13.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Trust Deed or the Bonds (including a dispute regarding the existence, validity or termination of this Trust Deed or the Bonds or any non-contractual obligation arising out of or in connection with them) or the consequences of their nullity.

13.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.4	Rights of the Trustee and Bondholders to take proceedings outside England

Clause 13.2 (English courts) is for the benefit of the Trustee and the Bondholders only. As a result, nothing in this Clause 13 (Law and jurisdiction) prevents the Trustee or any of the Bondholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Bondholders may take concurrent Proceedings in any number of jurisdictions.

13.5	Process agent

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Capita Fiduciary Group at The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer. Nothing in this paragraph shall affect the right of the Trustee or any of the Bondholders to serve process in any other manner permitted by law. This Clause applies to Proceedings in England and to Proceedings elsewhere.

14.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

16.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

FORM OF ORIGINAL BOND CERTIFICATE

ISIN: XS0464788511

ASM INTERNATIONAL N.V.

(incorporated as a public limited liability company under

the laws of The Netherlands)

€150,000,000

6.5 per cent. Senior Unsecured Convertible Bonds due 2014

ORIGINAL GLOBAL BOND CERTIFICATE

1.	Introduction: This Original Global Bond Certificate is issued in respect of the €150,000,000 6.5 per cent. Senior Unsecured Convertible Bonds due 2014 (the “Bonds”) of ASM International N.V. (the “Issuer”). The Bonds are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer dated 6 November 2009 and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying, conversion and transfer agency agreement dated 6 November 2009 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, Citibank, N.A., London Branch as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Bonds), Citibank, N.A., London Branch as principal paying, conversion and transfer agent (the “Principal Paying, Conversion and Transfer Agent”) and the Trustee.

2.	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Bonds attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

Citivic Nominees Ltd

is the person registered in the register maintained by the Registrar in relation to the Bonds (the “Register”) as the duly registered holder (the “Holder”) of:

€150,000,000

(ONE HUNDRED AND FIFTY MILLION EUROS)

in aggregate principal amount of Bonds.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 6 November 2014 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Original Individual Bond Certificates: This Original Global Bond Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual bond certificates (“Original Individual Bond Certificates”) in substantially the form (subject to completion) set out in Schedule 2 (Form of Original Individual Bond Certificate) to the Trust Deed if any of the following events occurs:

(a)	Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(b)	any of the circumstances described in Condition 9 (Events of Default) occurs.

Such exchange shall be effected in accordance with paragraph 6 (Delivery of Original Individual Bond Certificates). The Issuer shall notify the Holder and the Trustee of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Delivery of Original Individual Bond Certificates: Whenever this Original Global Bond Certificate is to be exchanged for Original Individual Bond Certificates, such Original Individual Bond Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Original Global Bond Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Original Individual Bond Certificates (including, without limitation, the names and addresses of the persons in whose names the Original Individual Bond Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Original Global Bond Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Bonds scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

7.	Conditions apply: Save as otherwise provided herein, the Holder of this Original Global Bond Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Original Global Bond Certificate, any reference in the Conditions to “Bond” or “Bonds” shall, except where the context otherwise requires, be construed so as to include this Original Global Bond Certificate.

8.

Exercise of put option: In order to exercise the option contained in Condition 6(f) (Redemption at the Option of Bondholders upon a Relevant Event) or Condition 6(g) Redemption at the Option of Bondholders upon a Delisting Event), the Holder must, within the period specified in the relevant Condition for the deposit of the relevant Bond Certificate and put notice, give written notice of such exercise to the Principal Paying, Conversion and Transfer Agent specifying the principal amount of Bonds in respect of which such option is being exercised. Any such notice will be irrevocable and may not be withdrawn.

9.	Redemption at the option of the Issuer: The options of the Issuer provided for in Condition 6(b) (Redemption and Purchase—Redemption at the Option of the Issuer), Condition 6(c) (Redemption and Purchase—Redemption following non-satisfaction of Conversion Condition) or Condition 6(d) (Redemption and Purchase—Redemption for Taxation Reasons) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, that Condition.

10.	Notices: Notwithstanding Condition 16 (Notices), so long as this Original Global Bond Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Bonds represented by this Original Global Bond Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

11.	Conversion Rights: The Conversion Rights in respect of the Bonds will be exercisable by presentation of this Original Global Bond Certificate to or to the order of the Principal Paying, Conversion and Transfer Agent for notation of exercise of the relevant Conversion Rights together with one or more duly completed Conversion Notices (as defined in the Conditions).

12.	Determination of entitlement: This Original Global Bond Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Original Global Bond Certificate.

13.	Authentication: This Original Global Bond Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A., London Branch as registrar.

14.	Governing law: This Original Global Bond Certificate and all non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

ASM INTERNATIONAL N.V.

By:
manual or facsimile signature
(duly authorised)

ISSUED on 6 November 2009

AUTHENTICATED for and on behalf of Citibank, N.A., London Branch as registrar without recourse, warranty or liability

By:
manual signature
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED	, being the registered holder of this Original Global Bond Certificate, hereby transfers to

of

, €	in principal amount of the €150,000,000 6.5 per cent.

Senior Unsecured Convertible Bonds due 2014 (the “Bonds”) of ASM International N.V. (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., London Branch, in its capacity as registrar in relation to the Bonds (or any successor to Citibank, N.A., London Branch, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Original Global Bond Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Bonds shall be in an amount equal to, or in multiples of, €50,000.

[Attached to the Original Global Bond Certificate:]

[Terms and Conditions of the Bonds]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT	REGISTRAR

Citibank, N.A., London Branch Citigroup Centre 25 Canada Square Canary Wharf London E14 5LB	Citibank, N.A., London Branch Citigroup Centre 25 Canada Square Canary Wharf London E14 5LB

SCHEDULE 2

PART A

FORM OF ORIGINAL INDIVIDUAL BOND CERTIFICATE

Serial Number:

ASM INTERNATIONAL N.V.

(incorporated with as a public limited liability company under the laws of The Netherlands)

€150,000,000

6.5 per cent. Senior Unsecured Convertible Bonds due 2014

ORIGINAL INDIVIDUAL BOND CERTIFICATE

This Original Individual Bond Certificate is issued in respect of the €150,000,000 6.5 per cent. Senior Unsecured Convertible Bonds due 2014 (the “Bonds”) of ASM International N.V. (the “Issuer”). The Bonds are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 6 November 2009 between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying, conversion and transfer agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 6 November 2009 and made between the Issuer, Citibank, N.A., London Branch as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Bonds), Citibank, N.A., London Branch as principal paying, conversion and transfer agent (the “Principal Paying, Conversion and Transfer Agent”) and the Trustee.

Any reference herein to the “Conditions” is to the terms and conditions of the Bonds endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Bonds (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

€
[AMOUNT IN WORDS] EUROS

in aggregate principal amount of the Bonds.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 6 November 2014 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Original Individual Bond Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Original Individual Bond Certificate.

This Original Individual Bond Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A., London Branch as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

ASM INTERNATIONAL N.V.

By:
manual or facsimile signature
(duly authorised)

ISSUED as of 6 November 2009

AUTHENTICATED for and on behalf of Citibank, N.A., London Branch as registrar without recourse, warranty or liability

By:
manual signature
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED	, being the registered holder of this Original

Individual Bond Certificate, hereby transfers to

of

€	in principal amount of the €150,000,000 6.5 per cent.

Senior Unsecured Convertible Bonds due 2014 (the “Bonds”) of ASM International N.V. (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., London Branch, in its capacity as registrar in relation to the Bonds (or any successor to Citibank, N.A., London Branch, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Original Individual Bond Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Bonds shall be in an amount equal to, or in multiples of, €50,000.

[Attached to each Original Individual Bond Certificate:]

[Terms and Conditions of the Bonds]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT	REGISTRAR

Citibank, N.A., London Branch Citigroup Centre 25 Canada Square Canary Wharf London E14 5LB	Citibank, N.A., London Branch Citigroup Centre 25 Canada Square Canary Wharf London E14 5LB

PART B

TERMS AND CONDITIONS OF THE BONDS

The issue of the €150,000,000 6.5 per cent. Convertible Bonds due 2014 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds) was (save in respect of any such Further Bonds) authorised by a resolution of the Board of Directors of ASM International N.V. (the “Issuer”) passed on 28 October 2009. The Bonds are constituted by a trust deed dated 6 November 2009 (the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Conversion and Transfer Agency Agreement dated 6 November 2009 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee, Citibank, N.A., London branch as registrar (the “Registrar”, which expression shall include any successor as Registrar under the Agency Agreement) and Citibank, N.A., London branch (the “Principal Paying, Conversion and Transfer Agent”, which expression shall include any successor as Principal Paying, Conversion and Transfer Agent under the Agency Agreement).

Copies of each of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the Closing Date at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB), and at the specified offices of the Paying, Conversion and Transfer Agents.

Capitalised terms used but not defined in these Conditions shall have the meanings provided in the Trust Deed unless, in any case, the context otherwise requires or unless otherwise stated.

1.	Form, Denomination, Title and Status of the Bonds

(a)	Form and Denomination

The Bonds are in registered form in the denomination of €50,000 (the “Authorised Denomination”).

(b)	Register

The Registrar will maintain a register (the “Register”) in respect of the Bonds in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder” of a Bond means the person in whose name such Bond is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Bondholder” shall be construed accordingly. A certificate (each, a “Bond Certificate”) will be issued to each Bondholder in respect of its registered holding. Each Bond Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(c)	Title

Title to the Bonds will pass by transfer and registration as described in paragraphs (d) and (e) below. The Holder of each Bond shall (except as otherwise required by law) be treated as the absolute owner of such Bond for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Bond Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Bond Certificate) and no person shall be liable for so treating such Holder.

(d)	Transfers

Subject to paragraphs (f), (g) and (h) below, a Bond may be transferred upon surrender of the relevant Bond Certificate, with the endorsed form of transfer duly completed, at the specified office of the Registrar or any Paying, Conversion and Transfer Agent appointed from time to time pursuant to the Agency Agreement, together with such evidence as the Registrar or (as the case may be) such Paying, Conversion and Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Bond may not be transferred unless the principal amount of Bonds transferred and (where not all of the Bonds held by a Holder are being transferred) the principal amount of the balance of Bonds not transferred are Authorised Denominations. Where not all the Bonds represented by the surrendered Bond Certificate are the subject of the transfer, a new Bond Certificate in respect of the balance of the Bonds will be issued to the transferor.

(e)	Registration and delivery of Bond Certificates

Within five business days of the surrender of a Bond Certificate in accordance with paragraph (d) above, the Registrar will register the transfer in question and deliver a new Bond Certificate of a like principal amount to the Bonds transferred to each relevant Holder at its specified office or (as the case may be) the specified office of any Paying, Conversion and Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Paying, Conversion and Transfer Agent has its specified office.

(f)	No charge

The transfer of a Bond will be effected without charge by or on behalf of the Issuer, the Registrar or any Paying, Conversion and Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Paying, Conversion and Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer and subject to the person making such application for transfer procuring the payment of any taxes and other governmental charges in connection therewith.

(g)	Closed periods

A Bondholder may not require a transfer to be registered (i) during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Bonds, (ii) after a Conversion Notice has been delivered with respect to such Bond, (iii) after a Relevant Event Put Exercise Notice has been deposited in respect of such Bond, or (iv) after a Delisting Event Put Exercise Notice has been deposited in respect of such Bond.

(h)	Regulations concerning transfers and registration

All transfers of Bonds and entries on the Register are subject to the detailed regulations concerning the transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder who requests in writing a copy of such regulations.

(i)	Status

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer ranking pari passu and without any preference among themselves, and equally with all other existing and future unsecured and unsubordinated obligations of the Issuer, save for such exceptions as may be provided by applicable legislation and subject to Condition 2.

2.	Negative Pledge

So long as any of the Bonds remains outstanding (as defined in the Trust Deed) the Issuer will not and will procure that no Principal Subsidiary of the Issuer will create or permit to subsist any mortgage, lien, pledge or other charge, encumbrance or security interest (“Relevant Security”) upon, or with respect to, the whole or any part of any of its present or future assets or revenues to secure any existing or future Relevant Indebtedness or to secure any guarantee or indemnity in respect of any Relevant Indebtedness, unless, simultaneously with, or prior to, the creation of such Relevant Security, all amounts payable by the Issuer under the Bonds, and the Trust Deed (i) are secured equally and rateably by such Relevant Security to the satisfaction of the Trustee or (ii) such other security, guarantee, indemnity or other arrangement is provided as the Trustee shall in its absolute discretion deem not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution of the Bondholders.

For the purposes of this provision:

“Relevant Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts) in the form of, or represented by, bonds, notes, depositary receipts, debentures, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which are for the time being, or are capable of being, quoted, listed or dealt in or traded on any stock exchange and/or quotation system or by any listing authority or other securities market (including, without limitation, any over-the-counter market).

3.	Definitions

In these Conditions, unless otherwise provided:

“Additional Ordinary Shares” has the meaning provided in Condition 5(d).

“Authorisation Date” means the date falling three business days in The Netherlands after the date on which the Conversion Condition is satisfied.

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Capital Stock” means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or nonvoting) of such person’s equity, including any preferred stock of such person and depositary receipts representing such equity, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such Capital Stock but excluding any debt securities convertible into such Capital Stock.

“Cash Alternative Election” has the meaning given in Condition 5(b).

“Cash Alternative Election Date” means the date falling three business days in the Netherlands after the relevant Conversion Date.

“Cash Alternative Election Notice” has the meaning given in Condition 5(b).

“Closing Date” means 6 November 2009.

“Control” means the holding, ownership, acquisition or control of, or the right to acquire, hold, own or control, more than 50 per cent. of the Voting Stock of the relevant entity and “controlled” shall be construed accordingly.

the “Conversion Condition” will be satisfied if the extraordinary general meeting of the Issuer called for 24 November 2009 or any later extraordinary general meeting of the Issuer has passed a resolution to (i) grant rights to subscribe for the full amount of common shares into which the Bonds may be converted in accordance with their terms, and (ii) exclude the pre-emptive rights of common shareholders with respect to the granting of such rights.

“Conversion Date” has the meaning provided in Condition 5(h).

“Conversion Notice” has the meaning provided in Condition 5(h).

“Conversion Period” has the meaning provided in Condition 5(a).

“Conversion Price” has the meaning provided in Condition 5(a).

“Conversion Right” has the meaning provided in Condition 5(a).

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)	if the Ordinary Shares to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(b)	if the Ordinary Shares to be issued or transferred and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued or transferred and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant market is open for business and on which Ordinary Shares, Securities or Spin-Off Securities (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant market is scheduled to or does close prior to its regular weekday closing time).

“Delisting Event” means the Ordinary Shares, for whatever reason, cease to be listed or admitted to trading on Euronext Amsterdam, and prior to such event occurring the Ordinary Shares are not listed or admitted to trading on the London Stock Exchange plc, the New York Stock Exchange LLC or the Hong Kong Stock Exchange (Hong Kong Exchanges and Clearing Limited).

“Delisting Event Notice” has the meaning provided in Condition 6(g).

“Delisting Event Period” means the period commencing on the occurrence of a Delisting Event and ending 60 calendar days following the occurrence of the Delisting Event or, if later, 60 calendar days following the date on which the Delisting Event Notice is given to Bondholders as required by Condition 6(g).

“Delisting Event Put Date” has the meaning provided in Condition 6(g).

“Delisting Event Put Exercise Notice” has the meaning provided in Condition 6(g).

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)	where:

(1)	a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a cash Dividend of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, as the case may be, the Fair Market Value of such other property or assets as at the date of first public announcement of such Dividend or capitalisation or, in any such case, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or

(2)	there shall be any issue of Ordinary Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, in any such case, if later, the date on which the number of Ordinary Shares to be issued or transferred and delivered is determined;

(b)	any issue of Ordinary Shares falling within Condition 5(c)(ii) below shall be disregarded;

(c)	a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of the Issuer or any member of the Group, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the closing prices of the Ordinary Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency to the extent that the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by the Issuer or, as the case may be, any member of the Group (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Ordinary Shares determined as aforesaid and (ii) the number of Ordinary Shares so purchased, redeemed or bought back;

(d)

if the Issuer or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined by an Independent Financial Adviser; and

(e)	where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from another person or person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition, and the provisions of these Conditions shall be construed accordingly.

“€”, “euro” or “Euro” means the national currency of member states of the European Union that have adopted the currency in accordance with the EC Treaty and the lawful currency for the time being of The Netherlands.

“Extraordinary General Meeting Date” means 24 November 2009.

“Extraordinary Resolution” has the meaning provided in the Trust Deed.

“Euronext Amsterdam” means Euronext Amsterdam by NYSE Euronext, the regulated cash market of Euronext Amsterdam N.V.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser provided that (i) the Fair Market Value of a cash Dividend or any other cash amount shall be the amount of such cash; (ii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the Fair Market Value (a) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five dealing days on the relevant market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of cash Dividends, be translated into the Relevant Currency (if declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in the Relevant Currency; and in any other case, shall be translated into the

Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“Final Maturity Date” means 6 November 2014.

“Free Float” means the aggregate holding of Ordinary Shares by holders that own (together with any other person or persons with whom they act in concert) Ordinary Shares representing less than 5 per cent. of the total number of issued ordinary shares in the share capital of the Issuer, as determined by the Independent Financial Adviser acting reasonably and in good faith, in consultation with the Issuer.

“Further Bonds” means any further Bonds issued pursuant to Condition 17 and consolidated and forming a single series with the then outstanding Bonds.

“Group” means the Issuer and the Issuer’s Subsidiaries taken as a whole.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Issuer at its own expense and approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the costs, fees and expenses of such adviser and otherwise in connection with such appointment, appointed by the Trustee (without liability for so doing) following notification to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 4(a).

“Optional Redemption Date” has the meaning provided in Condition 6(b).

“Optional Redemption Notice” has the meaning provided in Condition 6(b).

“Ordinary Shares” means fully paid ordinary shares in the capital of the Issuer currently with a par value of four euro cents (EUR 0.04) each.

“Paying, Conversion and Transfer Agents” means the Principal Paying, Conversion and Transfer Agent and any other person appointed as a paying, conversion and transfer agent (including their successors) under the Agency Agreement.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability company, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined, or if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall prescribe.

“Principal Subsidiary” means at any relevant time a Subsidiary of the Issuer:

(i)	whose total assets or gross revenues (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets or gross consolidated revenues, as the case may be) attributable to the Issuer represent not less than 5 per cent. of the total consolidated assets or the gross consolidated revenues of the Issuer, all as calculated by reference to the then latest audited accounts (or consolidated accounts as the case may be) of such Subsidiary and the then latest audited consolidated accounts of the Issuer, provided that (a) in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated accounts of the Issuer relate, the reference to the then latest audited consolidated accounts of the Issuer for the purposes of the above calculation shall, until the consolidated audited accounts of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest audited consolidated accounts of the Issuer adjusted in such manner as may be appropriate to consolidate the latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary in such accounts, (b) if, in the case of any Subsidiary, no audited accounts are prepared, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be determined by reference to its unaudited accounts (if any) or on the basis of pro forma accounts, (c) if, in the case of any Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared, the total assets or, as the case may be, gross revenues shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary, (d) if the accounts of any Subsidiary (not being a Subsidiary referred to in (a) above) are not consolidated with those of the Issuer, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Issuer, and (e) if the latest accounts of any Subsidiary of the Issuer are not prepared on the basis of the same accounting principles, policies and practices of the latest consolidated audited accounts of the Issuer, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be based on pro forma accounts or, as the case may be, consolidated accounts of such Subsidiary prepared on the same accounting principles, policies and practices as adopted in the latest consolidated audited accounts of the Issuer, or an appropriate restatement or adjustment to the relevant accounts of such Subsidiary as the Auditors (as defined in the Trust Deed) of the Issuer shall consider appropriate and (f) if the relevant accounts of any Subsidiary are for a period that is different from the relevant consolidated accounts of the Issuer, then the determination of whether or not any Subsidiary is a Principal Subsidiary shall be based on such adjustment or pro forma accounts as the Auditors (as defined in the Trust Deed) of the Issuer shall consider appropriate; or

(ii)	to which is transferred all or substantially all the assets and undertaking of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall immediately become a Principal Subsidiary and provided that the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this subparagraph (ii) on the date on which the consolidated financial statements of the Issuer for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provision of sub-paragraph (i) above, or prior to or after such date, by virtue of any other applicable provision of this definition, and provided that a certificate signed by the Auditors (as defined in the Trust Deed) of the Issuer that in their opinion, a Subsidiary is or is not or was or was not at any particular time a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a dealing day, the next following dealing day.

“Relevant Currency” means Euro or, if at the relevant time or for the purposes of the relevant calculation or determination, the Euronext Amsterdam is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” means, in respect of any Bond, whichever is the later of:

(i)	the date on which payment in respect of it first becomes due; and

(ii)	if the full amount payable has not been received by the Principal Paying, Conversion and Transfer Agent or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders.

a “Relevant Event” shall occur if:

(i)	any person or persons, acting together, acquires or acquire Control of the Issuer; or

(ii)	a public offer is made in respect of the Ordinary Shares of the Company and such offer has been declared unconditional; or

(iii)

for any period of at least 30 consecutive calendar days the number of Ordinary Shares comprising the Free Float is equal to or less than the higher of (a) 40 per cent. of the total number of issued ordinary shares in the share capital of the Company or (b) two times the number of Ordinary Shares underlying the outstanding Bonds from time to time determined by reference to the Conversion Price.

“Relevant Event Conversion Price” has the meaning provided in Condition 5(c)(x).

“Relevant Event Notice” has the meaning provided in Condition 5(m).

“Relevant Event Period” means the period commencing on the occurrence of a Relevant Event and ending 60 calendar days following the occurrence of the Relevant Event or, if later, 60 calendar days following the date on which the Relevant Event Notice is given to Bondholders as required by Condition 5(m).

“Relevant Event Put Date” has the meaning provided in Condition 6(f).

“Relevant Event Put Exercise Notice” has the meaning provided in Condition 6(f).

“Relevant Indebtedness” has the meaning provided in Condition 2.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Security” has the meaning provided in Condition 2.

“Relevant Stock Exchange” means Euronext Amsterdam or if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on Euronext Amsterdam, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Retroactive Adjustment” has the meaning provided in Condition 5(d).

“Securities” means any securities including, without limitation, shares in the capital of the Issuer, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Issuer.

“Shareholders” means the holders of Ordinary Shares.

“Specified Date” has the meaning provided in Condition 5(c)(vii) and (viii).

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)	any issue, transfer or delivery of any property or assets (including cash or shares or Securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class, pursuant to any arrangements with the Issuer or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” has the meaning provided in Section 2:24a of the Dutch Civil Code.

“TARGET Settlement Day” means any day on which the TARGET System is open for the settlement of payments in euro.

“TARGET System” means the Trans-European Automated Real-time Gross settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax Redemption Date” has the meaning provided in Condition 6(d).

“Tax Redemption Notice” has the meaning provided in Condition 6(d).

“Volume Weighted Average Price” means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of an Ordinary Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from Euronext Amsterdam (as reported on Bloomberg page VAP) or (in the case of a Security (other than Ordinary Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

“Voting Stock” means, with respect to any entity, any and all Capital Stock of such entity which affords the holder the right to vote in the election of directors, managers or trustees of such entity.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

For the purposes of Condition 5(a), (c), (d), (h) and (i) and Condition 10 only, (a) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any member of the Group, and (b) Ordinary Shares held by or on behalf of the Issuer or any member of the Group (and which, in the case of Conditions 5(c)(iv) and 5(c)(vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive any Dividend, right or other entitlement.

References in these Conditions to “EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments.

4.	Interest

(a)	Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 6.5 per cent. per annum calculated by reference to the principal amount thereof and payable quarterly in arrear in equal instalments on 6 February, 6 May, 6 August and 6 November in each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 6 February 2010.

The amount of interest payable in respect of a Bond in respect of any period which is shorter than an Interest Period shall be calculated on the basis of the number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period divided by the product of the number of days from (and including) the immediately preceding Interest Payment Date (or, if none, the Closing Date) to (but excluding) the next Interest Payment Date and the number of Interest Periods normally ending in any year.

“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 5(j)) or (ii) where such Bond is redeemed or repaid pursuant to Condition 6 or Condition 9, from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of the principal in respect of the Bond is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Condition 4(a) (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (b) the day seven days after the Trustee or the Principal Paying, Conversion and Transfer Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

5.	Conversion of Bonds

(a)	Conversion Right

Subject to and as provided in these Conditions (and in particular subject to the right of the Issuer to make a Cash Alternative Election prior to the Authorisation Date pursuant to Condition 5(b)), each Bond shall entitle the holder to convert such Bond into new and/or existing Ordinary Shares, as determined by the Issuer, credited as fully-paid (a “Conversion Right”).

The number of Ordinary Shares to be issued or transferred and delivered on exercise of a Conversion Right shall be determined by dividing the principal amount of the Bonds to be converted by the conversion price (the “Conversion Price”) in effect on the relevant Conversion Date.

The initial Conversion Price is EUR17.09 per Ordinary Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 5(c).

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering the Bond Certificate relating to such Bond, together with a Conversion Notice, to the specified office of any Paying, Conversion and Transfer Agent in accordance with Condition 5(h) and making any payment required to be made as provided in Condition 5(h), whereupon the Issuer shall procure the delivery to or as directed by the relevant Bondholder of Ordinary Shares credited as paid-up in full as provided in this Condition 5.

Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 17 December 2009 to the close of business (at the place where the relevant Bond Certificate is delivered for conversion) on the date falling 7 days prior to the Final Maturity Date (both days inclusive) or, if such Bond is to be redeemed pursuant to Condition 6(b), 6(c) or 6(d) prior to the Final Maturity Date, then up to (and including) the close of business (at the place aforesaid) on the 7th day before the date fixed for redemption thereof pursuant to Condition 6(b), 6(c) or 6(d), unless there shall be a default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 16 or, if earlier, the Final Maturity Date or, if the Final Maturity Date is not a business day in The Netherlands, the immediately preceding business day in The Netherlands; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day at the place aforesaid, then the period for exercise of Conversion Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Condition 9 or (ii) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Conditions 6(f) or 6(g).

The period during which Conversion Rights may (subject as provided below) be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of the whole of the principal amount of a Bond.

Fractions of Ordinary Shares will not be issued or transferred and delivered on the exercise of Conversion Rights or pursuant to Condition 5(d) and no cash payment or other adjustment will be made in lieu thereof. However, if a Conversion Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares to be issued or transferred and delivered on the exercise of Conversion Rights or pursuant to Condition 5(d) are to be registered in the same name, the number of Ordinary Shares to be issued or transferred and delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds, and rounded down to the nearest whole number of Ordinary Shares. The Issuer will procure that Ordinary Shares to be issued or transferred and delivered on exercise of Conversion Rights will be issued or transferred and delivered to the relevant person specified in the relevant Conversion Notice. Such Ordinary Shares will be deemed to be issued or transferred and delivered on or as of the relevant Conversion Date. Any Additional Ordinary Shares to be issued or transferred and delivered pursuant to Condition 5(d) will be deemed to be issued or transferred and delivered on or as of the relevant Reference Date.

(b)	Cash Alternative Election

Upon the exercise of a Conversion Right at any time prior to (but excluding) the Authorisation Date, the Issuer may make an election (a “Cash Alternative Election”) that the relevant Conversion Right will be satisfied in full or in part by payment to the relevant Bondholder of a sum equal to the Cash Value in respect of all or some of the Ordinary Shares (including for this purpose any fractions of Ordinary Shares) which, in the absence of any such Cash Alternative Election, would have fallen to be delivered to the relevant Bondholder together with any other amount payable by the Issuer to such Bondholder in respect of or relating to the exercise.

For the avoidance of doubt, if the Issuer makes a Cash Alternative Election in respect of part only of the Conversion Right, the Issuer shall be obliged to satisfy the remaining part of the Conversion Right by delivery of Ordinary Shares in accordance with this Condition 5.

In order to make a Cash Alternative Election, the Issuer must give notice thereof (the “Cash Alternative Election Notice”) to the relevant Bondholder on or prior to the Cash Alternative Election Date.

“Cash Value” shall be calculated as follows:

((X/Y) – Z) x V

where:

X	is the aggregate principal amount of Bonds presented for Conversion;

Y	is the Conversion Price in effect on the Conversion Date;

Z	is, in the event the Issuer elects to satisfy part only of the relevant Conversion Right by payment of cash, the number of Ordinary Shares that will be physically settled on Conversion of the Bonds presented for conversion; and

V	is the simple arithmetic average of the daily Volume Weighted Average Price of an Ordinary Share on each of the 15 consecutive dealing days starting on the third dealing day following the date of the Cash Alternative Election Notice.

By no later than the business day in the Netherlands following the satisfaction of the Conversion Condition, the Issuer shall issue a notice to the Trustee and to the Bondholders in accordance with Condition 16 specifying that the Conversion Condition has been satisfied and specifying the Authorisation Date.

(c)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification or subdivision in relation to the Ordinary Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A
B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)	If and whenever the Issuer shall distribute any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B

is the portion of the Fair Market Value of the Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any member of the Group, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this paragraph (c)(iii), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares, the date on which such purchase, redemption or buy back is made or in the case of a Spin-Off, the first date on which the Ordinary Shares are traded ex- the relevant Spin-Off on the Relevant Stock Exchange.

For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv)	If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C	is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (c)(iv), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v)	If and whenever the Issuer shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (c)(v), the first date on which the Ordinary Shares are traded ex- the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi)

If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (c)(iv) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Bonds or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Ordinary Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (c)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (other than the Bonds, which term shall for this purpose include any Further Bonds), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C	is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (c)(vi), the date of issue of such Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)	If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity (otherwise than as mentioned in paragraphs (c)(iv), (c)(v) or (c)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term for this purpose shall exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Ordinary Share; and

C

is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation, provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this paragraph (c)(vii), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided), then for the purposes of this paragraph (c)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (c)(vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)	If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) as are mentioned in sub-paragraph (c)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C	is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph (c)(viii) or subparagraph (c)(vii) above;

provided that if at the time of such modification (as used in this paragraph (c)(viii), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this paragraph (c)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(ix)	If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under paragraphs (c)(ii), (c)(iii), (c)(iv), (c)(vi) or (c)(vii) above or (c)(x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant dealing day) or under paragraph (c)(v) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (c)(ix), the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

(x)	If a Relevant Event shall occur, then upon any exercise of Conversion Rights where the Conversion Date falls during the Relevant Event Period the Conversion Price (the “Relevant Event Conversion Price”) shall be determined as set out below:

RECP = OCP/(l+ (CP x c/t))

where:

RECP	is the Relevant Event Conversion Price;

OCP	is the Conversion Price in effect on the relevant Conversion Date;

CP	is 32.5 per cent. (expressed as a fraction);

c	is the number of days from and including the date the Relevant Event occurs to but excluding the Final Maturity Date; and

t	is the number of days from and including the Closing Date to but excluding the Final Maturity Date.

(xi)	If the Issuer (after consultation with the Trustee) determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this paragraph (c) (even if the relevant circumstance is specifically excluded from the operation of paragraphs (c)(i) to (x) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this paragraph (c)(xi) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions:

(a)	where the events or circumstances giving rise to any adjustment pursuant to this paragraph (c) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(b)	such modification shall be made to the operation of these Conditions as may be advised by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs (c)(iv), (c)(vi), (c)(vii) and (c)(viii), the following provisions shall apply:

(a)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(b)

(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant date of first public announcement as referred to in paragraphs (c)(vi), (c)(vii) or (c)(viii), as the case may be, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)	if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (a) above) or the relevant date of first public announcement (in the case of (b) above);

(d)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(e)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

(d)	Retroactive Adjustments

If the Conversion Date in relation to the conversion of any Bond shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (c)(i) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (c)(ii), (c)(iii) (c)(iv), (c)(v) or (c)(ix) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraph (c)(vi) and (c)(vii) above or of the terms of any such modification as is mentioned in paragraph (c)(viii) above, but before the relevant adjustment to the Conversion Price becomes effective under paragraph (c) above (such adjustment, a “Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the converting Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Ordinary Shares (if any) (the “Additional Ordinary Shares”) as, together with the Ordinary Shares issued or to be transferred and delivered on conversion of the relevant Bonds (together with any fraction of an Ordinary Share not so issued or transferred and delivered), is equal to the number of Ordinary Shares which would have been required to be issued or transferred and delivered on such conversion if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date.

(e)	Decision of an Independent Financial Adviser

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of manifest error.

(f)	Share or Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any member of the Group or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme or pursuant to any dividend reinvestment plan or similar plan or scheme.

(g)	Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of €0.01, shall be rounded down to the nearest whole multiple of €0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 16 and to the Trustee promptly after the determination thereof.

The Conversion Price shall not in any event be reduced to below the nominal value of the Ordinary Shares. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value or any minimum level permitted by applicable laws or regulations.

(h)	Procedure for exercise of Conversion Rights

Conversion Rights may be exercised by a Bondholder during the Conversion Period by delivering the relevant Bond Certificate to the specified office of any Paying, Conversion and Transfer Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Conversion and Transfer Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Conversion and Transfer Agent to whom the relevant Conversion Notice is delivered is located.

If the delivery of the relevant Bond and Conversion Notice as described in the foregoing paragraph is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Conversion and Transfer Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Each Bond should be delivered upon exercise of Conversion Rights. A Conversion Right may be exercised only in respect of the whole of the principal amount of a Bond. Where not all the Bonds represented by the surrendered Bond Certificate are the subject of the exercise of Conversion Rights, a new Bond Certificate in respect of the balance of the Bonds will be issued to the Bondholder.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Paying, Conversion and Transfer Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee and the Paying, Conversion and Transfer Agents and the relevant Bondholder.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the business day in The Netherlands immediately following the date of the delivery of the relevant Bond and the Conversion Notice as provided in this Condition 5(h) and payment of any other amount payable by the relevant Bondholder pursuant to the third paragraph of this Condition 5(h).

A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any taxes and capital, stamp, issue and registration and transfer taxes and duties arising on conversion (other than any capital, stamp, issue, registration and transfer taxes and duties payable in The Netherlands in respect of the allotment, issue or transfer and delivery of any Ordinary Shares in respect of such exercise (including any Additional Ordinary Shares), which shall be paid by the Issuer). If the Issuer shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties payable for which it is responsible as provided above, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

The Trustee shall not be responsible for determining whether such taxes or capital, stamp, issue and registration and transfer taxes and duties are payable or the amount thereof and it shall not be responsible or liable for any failure by the Issuer or any Bondholder to pay such capital, stamp, issue, registration and transfer taxes and duties.

Such Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of a Bond or any interest therein in connection with the exercise of Conversion Rights by it.

Ordinary Shares to be issued or transferred and delivered on exercise of Conversion Rights (including any Additional Ordinary Shares) will be issued or transferred and delivered in uncertificated form through the dematerialised securities trading system operated by Netherlands Central Instituut voor Giraal Effectenverkeer BN, known as Euroclear Nederland, unless at the relevant time the Ordinary Shares are not a participating security in Euroclear Nederland. Where Ordinary Shares are to be issued or transferred and delivered through Euroclear Nederland, they will be issued or transferred and delivered to the account specified by the relevant Bondholder in the relevant Conversion Notice by not later than seven business days in The Netherlands following the relevant Conversion Date (or, in the case of any Additional Ordinary Shares, not later than seven business days in The Netherlands following the Reference Date). Where Ordinary Shares are to be issued or transferred and delivered in certificated form, a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the recipient) to the relevant Bondholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date or, as the case may be, the Reference Date.

The Issuer shall pay any Cash Value payable following a Cash Alternative Election by not later than 5 days after the first date on which the Cash Value can be calculated in accordance with Condition 5(b), by transfer to a euro account (or other account to which Euro may be credited) maintained by the payee with a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(i)	Ordinary Shares

(i)	Ordinary Shares (including any Additional Ordinary Shares) issued or transferred and delivered upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Conversion Date or, in the case of Additional Ordinary Shares, on the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Ordinary Shares or, as the case may be, Additional Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)	Save as provided in Condition 5(j), no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(j)	Interest on Conversion

If any notice requiring the redemption of the Bonds is given pursuant to Condition 6(b), 6(c) or 6(d) on or after the fifteenth business day in The Netherlands prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) in respect of any Dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 4(a) on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a euro account (or other account to which Euro may be credited) maintained by the payee with a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(k)	Purchase or Redemption of Ordinary Shares

The Issuer or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Trustee or the Bondholders.

(1)	No Duty to Monitor

The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or as to the amount of any adjustment actually made, and will not be responsible or liable to the Bondholders for any loss arising from any failure by it to do so.

(m)	Relevant Event

Within 3 business days in The Netherlands following the occurrence of a Relevant Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 16 (a “Relevant Event Notice”). The Relevant Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 6(f).

The Relevant Event Notice shall also specify:

(i)	all information material to Bondholders concerning the Relevant Event;

(ii)	the Conversion Price immediately prior to the occurrence of the Relevant Event and the Relevant Event Conversion Price applicable pursuant to Condition 5(c)(x) during the Relevant Event Period on the basis of the Conversion Price in effect immediately prior to the occurrence of the Relevant Event;

(iii)	the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of the Relevant Event Notice;

(iv)	the last day of the Relevant Event Period; and

(v)	the Relevant Event Put Date.

The Trustee shall not be required to take any steps to monitor or ascertain whether a Relevant Event or any event which could lead to a Relevant Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

6.	Redemption and Purchase

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Conditions 6(b) to 6(d) or at the option of the Bondholders in accordance with Conditions 6(f) and 6(g).

(b)	Redemption at the Option of the Issuer

On giving not less than 45 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Bondholders in accordance with Condition 16, the Issuer may redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest to such date:

(i)	at any time on or after 27 November 2012, if the Volume Weighted Average Price of the Ordinary Shares on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than 5 days prior to the giving of the relevant Optional Redemption Notice, shall have been at least 130 per cent of the Conversion Price in effect on each such dealing day; or

(ii)	at any time if prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds).

For the purposes of Condition 6(b)(i), if on any dealing day in such 30 dealing day period the Volume Weighted Average Price on such dealing day shall have been quoted cum-Dividend (or cum-any other entitlement), the Volume Weighted Average Price of an Ordinary Share on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date (or, if that is not a dealing day, the immediately preceding dealing day) of first public announcement of such Dividend (or entitlement).

(c)	Redemption following non-satisfaction of Conversion Condition

If the Conversion Condition has not been satisfied by the Extraordinary General Meeting Date, the Issuer may, within 15 business days in The Netherlands of the Extraordinary General Meeting Date, issue a notice to the Trustee and to the Bondholders (a “Call Event Redemption Notice”) in accordance with Condition 16 specifying that the Conversion Condition has not been satisfied and that it will redeem all but not some only of the Bonds on the third business day in The Netherlands following the end of the Parity Calculation Period (the “Call Event Redemption Date”) at the Call Event Amount, together with accrued but unpaid interest to the Call Event Redemption Date.

“Call Event Amount” means in respect of each Bond the higher of:

(i)	101 per cent of the principal amount of the Bond; and

(ii)	the Adjusted Quoted Price.

“Adjusted Quoted Price” means the sum of A and B, where

A	is the simple arithmetic average of the Bond Price minus Parity calculated for each of the three consecutive dealing days ending on the dealing day immediately preceding the Extraordinary General Meeting Date; and

B	is the simple arithmetic average of Parity for each of the three consecutive dealing days (the “Parity Calculation Period”) commencing on the dealing day following the Call Event Date.

“Bond Price” in respect of a Bond on a particular dealing day means the average of the Bond prices quoted by the two leading dealers selected by the Issuer, provided that if only one of the selected dealers provides such quotation, the Bond Price shall be such quotation and provided that if none of the selected dealers provides a quotation, the Bond Price shall be determined by an independent financial institution of international repute.

“Parity” in respect of a Bond on a particular dealing day means the product of (i) the Volume Weighted Average Price of an Ordinary Share on that dealing day (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) and (ii) the principal amount of the Bond divided by the Conversion Price in effect on the Call Event Date.

“Call Event Date” means the date on which the Call Event Redemption Notice is issued by the Issuer.

(d)	Redemption for Taxation Reasons

At any time the Issuer may, having given not less than 45 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders redeem (subject to the second following paragraph) all but not some only of the Bonds for the time being outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount, together with accrued but unpaid interest to such date, if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts pursuant to Condition 8 as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 3 November 2009, and (ii) such obligation cannot be avoided by the Issuer by taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by a managing director (bestuurder) of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisers of recognised standing to the effect that such change or amendment has occurred and that the Issuer has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept without any liability for so doing such certificate and opinion as sufficient evidence of the matters set out in (i) and (ii) above in which event it shall be conclusive and binding on the Bondholders.

On the Tax Redemption Date the Issuer shall (subject to the next following paragraph) redeem the Bonds at their principal amount, together with accrued interest to such date.

If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his Bonds shall not be redeemed and that the provisions of Condition 8 shall not apply in respect of any payment of interest to be made on such Bonds by the Issuer which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable by the Issuer in respect thereof pursuant to Condition 8 and payment of all amounts of such interest on such Bonds shall be made subject to the deduction or withholding of any Dutch taxation required to be withheld or deducted by the Issuer. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Conversion and Transfer Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Conversion and

Transfer Agent together with the relevant Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

(e)	Optional Redemption and Tax Redemption Notices

Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, which shall be a business day in The Netherlands, (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice, (iii) the last day on which Conversion Rights may be exercised by Bondholders and (iv) the amount of accrued interest payable in respect of each Bond on the Optional Redemption Date or, as the case may be, Tax Redemption Date.

(f)	Redemption at the Option of Bondholders upon a Relevant Event

Following the occurrence of a Relevant Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Relevant Event Put Date at its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must deliver the Bond Certificate relating to such Bond to the specified office of any Paying, Conversion and Transfer Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Conversion and Transfer Agent (a “Relevant Event Put Exercise Notice”), at any time during the Relevant Event Period. The “Relevant Event Put Date” shall be the fourteenth calendar day after the expiry of the Relevant Event Period.

Payment in respect of any such Bond shall be made by transfer to a euro account (or other account to which Euro may be credited) maintained by the payee with a bank in a city in which banks have access to the TARGET System as specified by the relevant Bondholder in the relevant Relevant Event Put Exercise Notice.

A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Relevant Event Put Exercise Notices delivered as aforesaid on the Relevant Event Put Date.

(g)	Redemption at the Option of Bondholders upon a Delisting Event

Following the occurrence of a Delisting Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Delisting Event Put Date at its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must deliver the Bond Certificate relating to such Bond to the specified office of any Paying, Conversion and Transfer Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Conversion and Transfer Agent (a “Delisting Event Put Exercise Notice”), at any time during the Delisting

Event Period. The “Delisting Event Put Date” shall be the 7th calendar day after the expiry of the Delisting Event Period.

Payment in respect of any such Bond shall be made by transfer to a euro account (or other account to which Euro may be credited) maintained by the payee with a bank in a city in which banks have access to the TARGET System as specified by the relevant Bondholder in the relevant Delisting Event Put Exercise Notice.

A Delisting Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem on the Delisting Event Put Date all Bonds the subject of Delisting Event Put Exercise Notices delivered as aforesaid.

The Issuer shall give notice or procure that notice is given to the Trustee and the Bondholders in accordance with Condition 16 (a “Delisting Event Notice”) within 3 business days in The Netherlands of the first day on which it becomes aware of the occurrence of a Delisting Event. The Delisting Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to this Condition 6(g). The Delisting Event Notice shall also specify:

(i)	the Conversion Price and the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of the Delisting Event Notice;

(ii)	the last day of the Delisting Event Period; and

(iii)	the Delisting Event Put Date.

The Trustee shall not be required to take any steps to monitor or ascertain whether a Delisting Event or any event which could lead to a Delisting Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

(h)	Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer or any member of the Group may at any time purchase any Bonds in the open market or otherwise at any price. Such Bonds may be held, re-sold or reissued or, at the option of the relevant purchaser, surrendered to any Paying, Conversion and Transfer Agent for cancellation.

(i)	Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer or any member of the Group may be surrendered to the Principal Paying, Conversion and Transfer Agent for cancellation and, if so surrendered, shall be cancelled.

(j)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 6, the first of such notices to be given shall prevail.

7.	Payments

(a)	Principal

Payment of principal in respect of the Bonds will be made by transfer to a euro account (or other account to which Euro may be credited) maintained by the payee with a bank in a city in which banks have access to the TARGET System and (in the case of redemption) will be made against surrender (or in the case of partial payment only, endorsement) of the relevant Bond Certificates at the specified office of any Paying, Conversion and Transfer Agent.

(b)	Interest and Other Amounts

(i)	Payment of interest will be made by transfer to a euro account (or other account to which Euro may be credited) maintained by the payee with a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) will be made against surrender (or in the case of partial payment only, endorsement) of the relevant Bond Certificates at the specified office of any of the Paying, Conversion and Transfer Agents.

(ii)	Payments of all amounts other than as provided in Condition 7(a) and (b)(i) will be made as provided in these Conditions.

(c)	Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to Condition 9.

(d)	Non-Business Days

Where payment is to be made by transfer to a Euro account (or other account to which Euro may be credited or transferred) payment instructions (for value the due date or, if the due date is not a business day, for value the next succeeding business day) will be initiated (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Bond Certificate is surrendered (or, in the case of part payment only, endorsed) at the specified office of a Paying, Conversion and Transfer Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Bond shall not be entitled to any interest or other payment in respect of any delay in payment resulting from the due date for payment not being a business day. In this paragraph, “business day” means

(i)	in the case of payment by transfer to a Euro account (or other account to which Euro may be credited or transferred) as referred to above, any day which is a TARGET Settlement Day; and

(ii)	in the case of surrender (or, in the case of part payment only, endorsement) of a Bond Certificate, any business day in the place of the specified office of the Paying, Conversion and Transfer Agent at which the Bond Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payments

If a Paying, Conversion and Transfer Agent makes a partial payment in respect of any Bond, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Bond Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Bond Certificate.

(f)	Record date

Each payment in respect of a Bond will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s specified office on the fifteenth day before the due date for such payment (the “Record Date”).

(g)	Paying, Conversion and Transfer Agents, etc.

The initial Paying, Conversion and Transfer Agents and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Conversion and Transfer Agent and to appoint a successor Principal Paying, Conversion and Transfer Agent or Registrar and appoint additional or other Paying, Conversion and Transfer Agents provided that it will (i) maintain a Principal Paying, Conversion and Transfer Agent and a Registrar, and (ii) maintain a Paying, Conversion and Transfer Agent (which may be the Principal Paying, Conversion and Transfer Agent) with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any change in the Paying, Conversion and Transfer Agents or their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 16.

(h)	No charges

None of the Paying, Conversion and Transfer Agents shall make or impose on a Bondholder any charge or commission in relation to any payment in respect of the Bonds or any conversion of the Bonds.

(i)	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

8.	Taxation

All payments of principal and interest by or on behalf of the Issuer in respect of the Bonds shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within The Netherlands or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Bondholders of such amounts, after such withholding or deduction, as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Bond:

(a)	held by a Holder who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with The Netherlands otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond; or

(b)	held by a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(c)	where (in the case of a payment of principal or interest on redemption) the relevant Bond Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such additional amounts if it had surrendered the relevant Bond Certificate on the last day of such period of 30 days; or

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)	held by a Holder who would have been able to avoid such withholding or deduction by arranging to receive the relevant payment through another Paying, Conversion and Transfer Agent in a Member State of the European Union.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

The provisions of this Condition 8 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 6(d).

9.	Events of Default

The Trustee at its discretion may, and if so directed by an Extraordinary Resolution of the Bondholders or if so requested in writing by holders of at least one-fifth in principal amount of the Bonds then outstanding shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer at its registered office that the outstanding Bonds are and they shall accordingly immediately become due and payable at their principal amount together with accrued interest (if any) as provided in the Trust Deed, if any of the following events (“Events of Default”) shall occur and be continuing:

(i)	there is a failure to pay the principal of or any interest on any of the Bonds when due and such failure continues for a period of seven days (in respect of principal) or 14 days (in respect of interest); or

(ii)	the Issuer fails to perform or observe any of its other obligations under the Bonds or the Trust Deed or fails to perform or observe any obligation under Condition 10 which would, but for the provisions of applicable law, be a breach thereof and (except where in any such case the Trustee considers such failure to be incapable of remedy when no such notice as is hereinafter mentioned will be required) in each case such failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(iii)

(a)	any loan or other indebtedness for borrowed money of the Issuer or any Principal Subsidiary becomes (or becomes capable of being declared) due and repayable prior to its stated maturity or placed on demand, in each case by reason of an event of default (however described); or

(b)	the Issuer or any Principal Subsidiary fails to make any payment in respect of any such loan or other indebtedness for borrowed money on the due date for such payment or, as the case may be, within any originally applicable grace period; or

(c)	the security for any such loan or other indebtedness for borrowed money becomes enforceable; or

(d)	default is made by the Issuer or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it in respect of any loan or other indebtedness for borrowed money;

provided that the aggregate amount of all such loans and other indebtedness for borrowed money in respect of which one or more events as are referred to in sub-paragraphs (a) to (d), inclusive, occurs is not less than Euro 10,000,000 (or its equivalent in other currencies); or

(iv)

any order shall be made by any competent court or an effective resolution passed for winding up, liquidation or dissolution of the Issuer or any Principal Subsidiary, or the Issuer or any Principal Subsidiary stops payment or threatens to stop payment of its obligations generally or ceases or threatens to cease to carry on all or a material part of its business (except (a) for the purpose of a restructuring, reorganisation or amalgamation on terms which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of Bondholders, or (b) in the case of a Principal Subsidiary, a voluntary solvent winding-up in connection with the transfer of all or the major part of the business, undertaking or assets of such Principal Subsidiary to the Issuer or a Subsidiary); or

(v)	the Issuer or any Principal Subsidiary becomes insolvent or is unable or admits its inability to pay its debts within the meaning of Section 1(1) of the Dutch Bankruptcy Act (Faillissement swet) or makes a general assignment for the benefit of its creditors or any kind of composition, compromise or other similar arrangement involving the Issuer or any Principal Subsidiary and the creditors of any of them generally (or any class of such creditors) is entered into or made; or

(vi)	an encumbrancer takes possession or a receiver, administrative receiver, administrator manager, judicial manager or other similar person is appointed of the whole or, in the opinion of the Trustee, any material part of the undertaking or assets of the Issuer or any Principal Subsidiary or a distress, execution or seizure before judgment is levied or enforced upon or sued out against any material part of the assets of the Issuer or any Principal Subsidiary and is not removed, discharged or paid out within 45 days (or such longer period as the Trustee may permit); or

(vii)	an administrator, administrative receiver, administrator manager, judicial manager or other similar person is appointed or an administration order made or an application for any such appointment is made, in each case with respect to the Issuer or any Principal Subsidiary or the whole or a material part of the undertaking or assets of the Issuer or any Principal Subsidiary and is not removed, discharged or paid out within 45 days (or such longer period as the Trustee may permit); or

(viii)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in paragraphs (iv) to (vii) above; or

(ix)	any action, condition or thing at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Bonds or the Trust Deed, (b) to ensure that those obligations are legal, valid, binding and enforceable and (c) to make the Bonds and the Trust Deed admissible in evidence in the courts of The Netherlands is not taken, fulfilled or done; or

(x)	it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Bonds or the Trust Deed in any material respect,

provided, except in the case of sub-paragraphs (i) and (insofar as they relate to the Issuer) (iv) to (vii) above, that the Trustee shall have certified to the Issuer that such

Event of Default is in its opinion materially prejudicial to the interests of the holders of the Bonds.

10.	Undertakings

(a)	Undertakings of the Issuer

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	issue, allot and deliver Ordinary Shares on exercise of Conversion Rights and at all times keep available for issue free from pre-emptive or other similar rights out of its authorised but unissued share capital such number of Ordinary Shares as would enable the Conversion Rights and all other rights of subscription and exchange for and conversion into Ordinary Shares to be satisfied in full;

(ii)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(1)	by the issue of fully paid Ordinary Shares or other Securities to the Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other Securities on a capitalisation of profits or reserves; or

(2)	by the issue of Ordinary Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend; or

(3)	by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares); or

(4)	by the issue of Ordinary Shares or any equity share capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of the Issuer or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives (or, in the case of an issue or payment up of Securities in connection with a Relevant Event, will give) rise (or would, but for the provisions of Condition 5(g) relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price or is (or, in the case of any issue or payment up of Securities in connection with a Relevant Event, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made;

(iii)	not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights attaching to the Ordinary Shares but so that nothing in this Condition 10(iii) shall prevent:

(1)	the issue of any equity share capital to employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) whether of the Issuer or any of the Issuer’s subsidiaries or associated companies by virtue of their office or employment pursuant to any scheme or plan approved by the Issuer in general meeting or which is established pursuant to such a scheme or plan which is or has been so approved; or

(2)	any consolidation, reclassification or subdivision of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa; or

(3)	any modification of such rights which is not, in the opinion of an Independent Financial Adviser, materially prejudicial to the interests of the holders of the Bonds; or

(4)	any alteration to the articles of association of the Issuer made in connection with the matters described in this Condition 10 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or

(5)	any issue of equity share capital where the issue of such equity share capital results or would, but for the provisions of Condition 5(g) relating to roundings or the carry forward of adjustments or, where comprising Ordinary Shares, the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent of the Current Market Price per Ordinary Share on the relevant date, otherwise result, in an adjustment to the Conversion Price; or

(6)

any issue of equity share capital or modification of rights attaching to the Ordinary Shares where prior thereto the Issuer shall have instructed an Independent Financial Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or

(7)	without prejudice to Condition 5(c)(x) and Condition 6(f), the amendment of the articles of association of the Issuer following a Relevant Event to ensure that any Bondholder exercising its Conversion Right after the occurrence of a Relevant Event will receive the same consideration for the Ordinary Shares arising on conversion as it would have received had it exercised its Conversion Right at the time of the occurrence of the Relevant Event; or

(8)	without prejudice to any rule of law or legislation, the conversion of Ordinary Shares into, or the issue of any Ordinary Shares in, uncertificated form (or the conversion of Ordinary Shares in uncertificated form to certificated form) or the amendment of the articles of association of the Issuer to enable title to securities in the Issuer (including Ordinary Shares) to be evidenced and transferred without a written instrument or any other alteration to the articles of association of the Issuer made in connection with the matters described in this Condition 10(iii)(8) or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures);

(iv)	procure that no Securities (whether issued by the Issuer or any member of the Group or procured by the Issuer or any member of the Group to be issued) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 5(g) relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(v)	not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on conversion of the Bonds, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(vi)	not reduce its issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect thereof except (1) pursuant to the terms of issue of the relevant share capital or (2) by means of a purchase or redemption of share capital of the Issuer or (3) where the reduction does not involve any distribution of assets to Shareholders or (4) solely in relation to a change in the currency in which the nominal value of the Ordinary Shares is expressed or (5) a reduction of its share premium account to facilitate the writing off of goodwill arising on consolidation which does not involve the return to Shareholders, either directly or indirectly, of an amount standing to the credit of the share premium account of the Issuer (6) to create distributable reserves (to which, in respect of any such creation of distributable reserves by the Issuer, the Trustee will be deemed to have irrevocably given its consent (without any liability for so doing) prior to such creation of distributable reserves occurring and, to the extent that express consent is required, the Bondholders authorise and direct the Trustee to give its consent (without any liability for so doing) to such creation of distributable reserves) or (7) by way of transfer to reserves as permitted under applicable law or (8) where the reduction is permitted by applicable law and the Trustee is advised by an Independent Financial Adviser, acting as an expert, that the interests of the Bondholders will not be materially prejudiced by such reduction or (9) where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Relevant Event, will result) in (or would, but for the provisions of Condition 5(g) relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Relevant Event, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(vii)

if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued ordinary share capital of the Issuer, give notice of such offer to the Trustee and the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) that details concerning such offer may be obtained from the specified offices of the Paying, Conversion and Transfer Agents and, where such an offer has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such has become effective, use its reasonable endeavours to procure that a like offer extended to the holders of any Ordinary Shares issued during the period of the offer arising out of the exercise of the Conversion Rights by the Bondholders and/or to the holders of the Bonds (which like offer in respect of such Bondholders shall entitle any such Bondholders to receive the same type and amount of consideration it would have received had it held the number of Ordinary Shares to which such Bondholder would be entitled assuming he were to exercise his Conversion Rights in the relevant Relevant Event Period);

(viii)	use its reasonable endeavours to ensure that the Ordinary Shares issued upon conversion of the Bonds will as soon as practicable be admitted listing and trading on Euronext Amsterdam and will be listed, quoted or accepted for dealing as soon as practicable on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in; and

(ix)	for so long as any Bond remains outstanding, ensure a credit rating for the Bonds is provided by either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. or Moody’s Investors Service Limited.

(b)	Compliance Certificates

The Issuer has undertaken in the Trust Deed to deliver to the Trustee annually a certificate signed by a managing director (bestuurder) as to there not having occurred an Event of Default or Potential Event of Default since the date of the last such certificate or if such event has occurred as to the details of such event. The Trustee will be entitled to rely on such certificate and shall not be obliged to independently monitor compliance by the Issuer with the undertakings set forth in this Condition 10, nor be liable to any person for not so doing.

11.	Prescription

Claims in respect of principal and interest on redemption will become void unless the relevant Bond Certificates are surrendered for payment as required by Condition 7 within a period of 10 years from the appropriate Relevant Date, subject as otherwise provided in Conditions 5(h) and 1(c).

Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within 10 years following the due date for payment thereof.

12.	Replacement of Bonds

If any Bond Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bond Certificates must be surrendered before replacements will be issued.

13.	Meetings of Bondholders, Modification and Waiver, Substitution

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds, (ii) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 6(b), (c), (d), (f) or (g), (iii) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (iv) to modify the basis for calculating the interest payable in respect of the Bonds, (v) to modify the provisions relating to, or cancel, the Conversion Rights, (other than a reduction to the Conversion Price), (vi) to increase the Conversion Price (other than in accordance with the Conditions), (vii) to change the currency of the denomination or any payment in respect of the Bonds, (viii) to change the governing law of the Bonds, the Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 13(c)), or (ix) to effect the exchange, conversion or substitution of the Bonds for, or the conversion of the Bonds into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 13(c) or pursuant to Condition 5), or (x) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be two or more persons holding or representing not less than 75 per cent or at any adjourned meeting not less than 25 per cent in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 90 per cent of the aggregate principal amount of Bonds outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, which in the opinion of the Trustee is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders promptly in accordance with Condition 16.

(c)	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Bondholders, to the substitution of certain other entities in place of the Issuer, or of any previous substituted company, as principal debtor under the Trust Deed and the Bonds, subject to (i) the Bonds continuing to be convertible or exchangeable into Ordinary Shares mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate, (ii) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution and (iii) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such change shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholder promptly in accordance with Condition 16.

(d)	Entitlement of the Trustee

Where, in connection with the exercise or performance of any right, power, trust, authority, duty or discretion under or in relation to these Conditions (including, without limitation, in relation to any modification, waiver, authorisation, determination or substitution as referred to above), the Trustee shall have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise or performance for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

14.	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-fifth in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

15.	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer without accounting for any profit. The Trustee may rely without liability to Bondholders on a report, confirmation or certificate or any advice of any accountants, financial advisers or financial institution, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and if so relied upon such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Bondholders.

16.	Notices

Notices to Bondholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

So long as the Bonds are represented by a global bond certificate and such global bond certificate is held on behalf of a clearing system, notices to Holders of Bonds represented by the global bond certificate shall be given by delivery of the relevant notice to such clearing system for communication by it to its accountholders in addition to being published in accordance with the provisions on Condition 16 above.

17.	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further securities either having the same terms and conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them and the first date on which Conversion Rights may be exercised) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Bonds include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Bonds. Any further securities forming a single series with the outstanding securities of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of securities of other series where the Trustee so decides.

18.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

19.	Governing Law and Jurisdiction

The Trust Deed and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

The Issuer has in the Trust Deed (i) agreed for the benefit of the Trustee and the Bondholders that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Bonds (including any non-contractual obligation arising out of or in connection with the Bonds); (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary; and (iii) designated a person in England to accept service of any process on its behalf. The Trust Deed also states that nothing contained in the Trust Deed prevents the Trustee or any of the Bondholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction and that, to the extent allowed by law, the Trustee or any of the Bondholders may take concurrent Proceedings in any number of jurisdictions.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.	Definitions

In this Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Registrar:

(a)	certifying:

(i)	that certain specified Bonds (each a “Blocked Bond”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Bond or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Bond are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)	that each registered holder of certain specified Bonds (each a “Relevant Bond”) or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Bond held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Bonds and the Relevant Bonds, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Bonds and the Relevant Bonds in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Bondholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Bonds held by such Bondholder;

“Meeting” means a meeting of Bondholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(a)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Bonds represented or held by the Voters actually present at the Meeting; and

(b)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal:

(a)	to change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds;

(b)	to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 6(b) (Redemption and Purchase -Redemption at the Option of the Issuer), Condition 6(c) (Redemption and Purchase - Redemption following non-satisfaction of Conversion Condition), Condition 6(d) (Redemption and Purchase - Redemption for Taxation Reasons), Condition 6(f) (Redemption and Purchase - Redemption at the Option of Bondholders upon a Relevant Event) or Condition 6(g) (Redemption and Purchase - Redemption at the Option of Bondholders upon a Delisting Event);

(c)	to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds;

(d)	to modify the basis for calculating the interest payable in respect of the Bonds;

(e)	to modify the provisions relating to, or cancel, the Conversion Rights, (other than a reduction to the Conversion Price);

(f)	to increase the Conversion Price (other than in accordance with the Conditions);

(g)	to change the currency of the denomination or any payment in respect of the Bonds;

(h)	to change the governing law of the Bonds, this Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 13(c) (Substitution));

(i)	to effect the exchange, conversion or substitution of the Bonds for, or the conversion of the Bonds into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 13(c) (Substitution) or pursuant to Condition 5 (Conversion of Bonds));

(j)	to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(k)	to amend this definition;

“Voter” means, in relation to any Meeting, a Proxy or (subject to paragraph 4 (Record Date)) a Bondholder; provided, however, that (subject to paragraph 4 (Record Date)) any Bondholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of 90 per cent in principal amount of holders of Bonds who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Bonds;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying, Conversion and Transfer Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Issue Of Block Voting Instructions And Forms Of Proxy

The holder of a Bond may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Bond to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Bond may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of an Bond may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Bond.

3.	References To Blocking/Release of Bonds

Where Bonds are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Bonds shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Bond is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Bond for the purposes of such Meeting and notwithstanding any subsequent transfer of such Bond or entries in the Register.

5.	Convening Of Meeting

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Bondholders holding not less than one tenth of the aggregate principal amount of the outstanding Bonds. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Bondholders and the Paying, Conversion and Transfer Agents and the Registrar (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Bonds may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Bondholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the

Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Bonds; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Bonds is represented by the Global Bond Certificate or a single Individual Bond Certificate, a single Voter appointed in relation thereto or being the holder of the Bonds represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment For Want Of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Bondholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice Following Adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Trustee;

(c)	the financial advisers of the Issuer and the Trustee;

(d)	the legal counsel to the Issuer and the Trustee and such advisers;

(e)	the Registrar; and

(f)	any other person approved by the Meeting, the Trustee or the Issuer.

13.	Show Of Hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Bonds. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each €50,000 in aggregate face amount of the outstanding Bond(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	Validity Of Votes By Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Bonds;

(c)	(other than as permitted under this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Bonds;

(d)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Bonds or any act or omission which might otherwise constitute an Event of Default under the Bonds;

(e)	to remove any Trustee;

(f)	to approve the appointment of a new Trustee;

(g)	to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

(i)	to give any other authorisation or approval which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution; and

(j)	to appoint any persons as a committee to represent the interests of the Bondholders and to confer upon such committee any powers which the Bondholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution Binds All Holders

An Extraordinary Resolution shall be binding upon all Bondholders, whether or not present at such Meeting, and each of the Bondholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Bondholders and the Agents (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19.	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	Further Regulations

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Bondholders prescribe such further regulations regarding the holding of Meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.	Several Series

The following provisions shall apply where outstanding Bonds belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Bonds of only one series shall be transacted at a separate Meeting of the holders of the Bonds of that series.

(b)	Business which in the opinion of the Trustee affects the Bonds of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Bonds of one such series and the holders of Bonds of any other such series shall be transacted either at separate Meetings of the holders of the Bonds of each such series or at a single Meeting of the holders of the Bonds of all such Series, as the Trustee shall in its absolute discretion determine.

(c)	Business which in the opinion of the Trustee affects the Bonds of more than one series and gives rise to an actual or potential conflict of interest between the holders of Bonds of one such series and the holders of Bonds of any other such series shall be transacted at separate Meetings of the holders of the Bonds of each such series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Bonds and Bondholders were to the Bonds of the relevant series and to the holders of such Bonds.

(e)	In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution.

EXECUTION CLAUSES

EXECUTED as a deed for and on behalf of	)
ASM INTERNATIONAL N.V.	)

/s/ R. Ruijter	Signature of authorized proxy
R. Ruijter	Name of authorized proxy

in the presence of

/s/ P. Van Eyle	Signature of witness
P. Van Eyle	Name of witness
Lysterlaan 14	Address of witness
1403 BA Bussum
the Netherlands
Executive Assistant	Occupation of witness

EXECUTED as a deed for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)

Signature of director

Name of director

Signature of director

Name of director

EXECUTION CLAUSES

EXECUTED as a deed for and on behalf of	)
ASM INTERNATIONAL N.V.	)

Signature of managing director (bestuurder)

Name of managing director (bestuurder)

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED as a deed for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)

/s/ Jillian Hamblin	Signature of director
Jillian Hamblin	Name of director

[Signed]	Signature of director

Name of director